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                                                                    EXHIBIT 3.35

                                    BY-LAWS

                                       OF

                          ACTIVE PRODUCTS CORPORATION

                                   ARTICLE 1

                                 Identification

         Section 1. Name. The name of the Corporation is ACTIVE PRODUCTS CORPORATION (hereinafter referred to as the "Corporation").

         Section 2. Principal Office. The principal office of the Corporation shall be at Marion, Indiana.

         Section 3. Seal. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Active Products Corporation", and about the lower periphery thereof the word "Indiana". In the center of the seal shall appear the words "Corporation Seal" and "1958".

         Section 4. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of October in each year.

                                   ARTICLE 2

                                 Capital Stock

         Section 1. Consideration for Shares. The Board of Directors shall cause the Corporation to issue the capital stock of the Corporation for such consideration as has been fixed by such Board pursuant to the provisions of the Articles of Incorporation.

         Section 2. Payment for Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the Capital Stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however, that the part of the surplus of a corporation which is transferred to capital upon the issuance of shares as a shares dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued

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shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of any of the Capital Stock of the Corporation.

         Section 3. Certificates for Shares. Each holder of Capital Stock of the Corporation shall be entitled to a certificate, signed by the President or a Vice-President, and the Secretary or an Assistant Secretary, if any of the Corporation, with the seal of the Corporation thereunto affixed, certifying the number of shares owned by him in the Corporation. Such certificates shall be substantially in the following form:

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF INDIANA

         Number                                                       Shares

                           ACTIVE PRODUCTS CORPORATION

         Authorized Capital _________Shares _______ Par Value

         THIS CERTIFIES THAT _________________is the owner of ______________full paid and non assessable SHARES OF THE CAPITAL STOCK OF ACTIVE PRODUCTS CORPORATION transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and this __________________day of__________ A.D. 19___

_______________________________                    ____________________________
                    Secretary                                     President

                                (Corporate Seal)

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                      (Endorsement on Back of Certificate)

         FOR VALUE RECEIVED, ___________hereby sell, assign and transfer unto
________________________________________________________________________________

________________________________________________________________________________
represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________Attorney to transfer the said
Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated _____________________ 19____

              In presence of

         _____________________________     _______________________________

         Section 4. Transfer of Stock. The Capital Stock of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

         Section 5. Equitable Interests in Stock Need Not be Recognized. The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact thereof, and accordingly shall not be required to recognize any equitable or other claim to or interest in such share of shares on the part of any other person or persons, whether or not express notice thereof shall have been given the Corporation, save as expressly provided to the contrary by the laws of Indiana, the Articles of Incorporation of the Corporation, or these By-Laws.

                                    ARTICLE 3
                            Meetings of Shareholders

         Section 1. Place of Meetings. Meetings of the Shareholders if the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice thereof.

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         Section 2. Annual Meetings. The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at five o'clock in the after noon of the second Tuesday in June of each year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. If for any reason the annual meeting of the Shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for the purpose.

         Section 3. Special Meetings. Special meetings of the Shareholders may be called by the President, by the Board of Directors, or by Shareholders holding not less than one-fourth of all the shares of Capital Stock outstanding.

         Section 4. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, any in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by Officers or persons calling meeting, to each holder of the Capital Stock of Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

         Section 5. Voting at Meetings.

         (a) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of Capital Stock of the Corporation shall have the right at all meetings of the Shareholders of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

         (b) Proxies. A shareholder may vote, either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

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         (c)      Quorum. Unless otherwise provided by the Articles of
Incorporation, at any meeting of Shareholders, a majority of the shares of the Capital Stock outstanding and entitle to vote, represented in person or by proxy, shall constitute a quorum.

                                    ARTICLE 4

                             The Board of Directors

         Section 1. Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 2 of this Article.

         Section 2. Other Meetings. Other meetings of the Board of Directors may be held upon the call of the President, or of two or more members of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight hours' notice, specifying the time, place and general purposes of the meeting, given to each Director, either personally, by mailing or by telegram. At any meeting at which all Directors are present, Notice of the time, place and purpose thereof shall be deemed waived: and similar notice may likewise be waived by deemed waived; and similar notice may likewise be waived by absent Directors, either by written instrument or by telegram.

         Section 3. Quorum. At any meeting of the Board of Directors, the presence of a majority of the members of the Board of Directors then qualified and acting shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

         Section 4. Removal. Any Director may be removed, either for or without cause, at any special meeting of Shareholders by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the Shareholders present and entitled to vote for the election of Directors.

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         Section 5. Action by Unanimous Written Consent. If and when the
Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors.

                                   ARTICLE 5.

                        The Officers of the Corporation

         Section 1. Officers. The Officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person, except that the duties of the President and of Directors by resolution may create and define the duties of other offices in the Corporation, and may elect or appoint persons to fill such offices.

         Section 2. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officer so elected shall hold office until his successor is chosen and qualified.

         Section 3. The President. The President shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding Officer, and perform such other duties as this Code of By-laws provided or the Board of Directors may prescribe.

         The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of The Indiana General Corporation Act, of 1929, as amended, the Articles of Incorporation and these By-Laws.

         Section 4. The Vice-President. The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

         Section 5. The Secretary. The secretary shall have the custody and care of the corporate seal, records, minutes and stock books of the Corporation. He shall attend all meetings of the Shareholders and of the Board of Directors, and shall

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Keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as this Code of By-Laws may require or the Board of Directors may prescribe.

         Section 6. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. He shall furnish all meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

         Section 7. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

         Section 8. Removal. Any Officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified, from time to time, at a special meeting called for the purpose.

                                   ARTICLE 6.

                                Corporate Books

         Section 1. Place of Keeping, in General. Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the Corporation or by these By-Laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

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         Section 2. Stock Register or Transfer Book. The original or duplicate stock register or transfer book, or in case a stock registrar or transfer agent shall be employed by the Corporation either within or without the State of Indiana, a complete and accurate shareholders list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, shall be kept at the principal office of the Corporation in the State of Indiana.

                                   ARTICLE 7

                         Contracts, Checks, Notes, etc.

         Section 1. In General. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following Officers, who are different persons: President, Vice-President, Treasurer or Secretary. The Board of Directors may, however, authorize any one of such Officers to sign checks, drafts and orders for the payment of money singly and without necessity of countersignature, and may designate employees of the Corporation, other than those named above, who may, in the name of the Corporation, execute drafts, checks and orders for the payment of money in its behalf.

                                   ARTICLE 8

                                   Amendments

         Section 1. In General. The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors, but such action shall be taken only at a meeting of the Board of Directors specifically called for such purpose.

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